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                                                                    Exhibit 10.3


                  Attached hereto is an English translation of the original Hebrew version of the Lease Agreement between Organitech and Nesharim, dated February 23, 2000. The Company has employed a translator to translate the above-referenced agreement and based on this, the undersigned believes that the attached is a fair and accurate English translation of the above-referenced agreement.

                                       OrganiTECH, USA, Inc.


                                       By:/s/ Lior Hessel
                                          -------------------------------------
                                           Lior Hessel, Chief Executive Officer
                                           Date:  April 12, 2002


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                          UNCONTROLLED RENT AGREEMENT


Took place and signed on the date 23 February 2000
                                  -----------


                                    Between:

"Nesharim" the economy company for Nesher Ltd. by Neser city hall, whose address is: Derek Hashalom 20 (hereafter "Nesharim") by the chairman of the directory, Mr. David Amar - Mayor of the municipality of Nesher, and Dr. Oded Sharon, the general manager of "Nesharim".

                                   And Between

Organitech Ltd. by authorized signers: Lior Hesel + Zoar Gandler
Science Park "Technion Nesher" - POB 212, Nesher 36601, hereafter, "The Company"

As: Organitech Ltd is interested in renting the "shed" that is attached to Bld. 5, in proximity of Nesher factory, as indicated by a red line in the map attached below "the rented area".

And as; "Nesharim" claims that it has the right to rent this building to the company under the conditions and period which are stated in this agreement.

And as: the signers in the name of "Nesharim" and in the name of "The Company" as indicated in the title, declares by this, each separately, that they have the authority to sign in the name of those who gave them this authority, and to obligate them as stated in this agreement.

And as: "Nesharim" is interested in renting the building to "The Company" under the conditions specified in the agreement.

And as: "The Company" declares by this that it is interested in renting the building and will use it for the needs that were authorized by the Office of Research and Development.

And as: "Nesharim" and "The Company" are interested in arranging the rental agreement in written form.

           IT IS THEREFORE AGREED BETWEEN THE TWO PARTIES AS FOLLOWS :


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1.  The above introduction is an inseparable part of the following agreement and the parties repeatedly declare the veracity of their declarations.

2. The parties declare that key deposits are not paid and that the laws of rent control do not apply to this type of rental, according to this agreement.

3. "Nesharim" rents this building to "The Company", and "The Company" rents from "Nesharim" the building, for the period and and under the conditions that are stated in this agreement.

4. "The Company" is obligated by this to not store and not allow others to store materials of any amount, or to leave them outside of the building.

    The storage of raw or processed materials, will be only within the building and in accordance with the requirements of the Ministry of Environmental Protection or any other authority, with regard to the type and amount of materials that will be stored, as stated above.



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RENTAL PERIOD

5.  The date of commencement of the rental agreement is 1.3.2000.

6.  A.  The rental period is for 24 months, (hereafter: "rental period").

        2nd. At the end of the rental period, "The Company" will have the option to extend the rental period for an additional period, not to exceed 12 months (hereafter: "the option") and under the same rental conditions.

        3rd. At the end of the rental period, or at the end of the option period, if actualized, "The Company" is obligated to vacate the rental property and to return it to "Nesharim" authority. Unless the rental agreement is extended according to the conditions agreed upon by both parties.

Payments and rents


7.  A.  Rental fees are calculated based on $6 per square meter.

    B. The renter will pay the ongoing user fees for, electricity, water, telephone, and all other payments that the "renter" is required to pay.

    C. The time of payment of rental fees and management fees is on the first of each month, for three months ahead of time.

    D. All sums do not include VAT, which will be added legally, the value of the dollar will be calculated according to the exchange rate at the time of payment.

        Late payment will require "The Company" to pay additional interest as per the law, linked to the dollar or index, whichever is greater, and this is without impairing the authority of "Nesharim" to take legal measures.

5th. Rental fees over a 20 month period, starting from 1.3.2000, will be deducted from "The Company" investments in the rent. (With completion of the renter authorization by "The Company", as decided.) The remodeling plans are attached as Appendix A.


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8. "The Company" declares by this that it will use the rented property only for the purposes that were intended for it according to this agreement. Every change requires agreement ahead of time, in writing, by "Nesharim". "Nesharim" will not prevent the agreement for unreasonable reasons.


9. A. "The Company" is obligated by this to maintain the rented property in proper condition and will immediately repair any damage caused by the renter as a result of use.

    B. "Nesharim" is obligate by this to maintain the surface of the rented property and repair any damage that is not the result of the carelessness of "The Company" or due to the the age of the building.

10. An authorized representative of "Nesharim" is allowed to enter the rented property during work hour, so as to inspect the fulfillment of the conditions of this agreement, the visit by a representative of "Nesharim" to the rented property will be performed with the accompaniment of an authorized representative of "The Company".

11. "The Company" is obligated to insure the building at its own expense, and everything in it, with third party insurance and property insurance. "The Company" will add "Nesharim" as a beneficiary to the policy. "The Company" will pay insurance fees, on time, for all rent periods, and present to "Nesharim" the insurance policy. Any payment that will be received from the insurance company will be used only for the purpose of repairing damages, and/or for compensation in case of a claim. If payment is not sufficient, the renter will make up the missing amount. "The Company" is obligated to compensate "Nesharim" for every expense required in each insurance claim.


12. At the end of the rental period or option period, "The Company" will vacate the rented property and return it to "Nesharim", free of objects and people, in a state of repair, as it was following the remodeling that was agreed by the parties, with consideration of depreciation due to the age of the building.


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13. It is agreed by the two parties that if "The Company" will not vacate the rented property on time, "The Company" will be obligated to pay a per dium late payment that is three times its last payment

14. "The Company" will conform with all instructions and regulations relating to the maintenance of the business (construction, sanitation, pollution of air, quality of environment, extinguishing fires, business licenses, etc.) and is required to attain all legally required licenses.

15. "The Company" is required to compensate "Nesharim" and/or the municipality for any damages to property and/or to the environment, as the result of the carelessness of "The Company".

16. Any announcement to be sent by one party to the other will be done by registered mail, in accordance with the address noted in the heading of this agreement , will be considered as having been received by the other party within 3 business days following the time of its posting. An announcement that is sent by fax, will be considered as if it were sent by the addressee one business day from the time of its being sent, as it appears on the fax confirmation.



                         AND THUS THE TWO PARTIES SIGN:


         SIGNED                                 SIGNED
         ---------------------------            ------------------------------
         Organitech Ltd.                        "Nesharim" The
                                                Economic Company
                                                Of Nesher Ltd.